REPUBLIC INDUSTRIES, INC.
          450 East Las Olas Boulevard
          Suite 1200
          Fort Lauderdale, Florida  33301
          954-713-5200
          954-713-2115 FAX


          FOR IMMEDIATE RELEASE               CONTACT:  RON CASTELL
                                                     (954) 627-5016


                REPUBLIC INDUSTRIES COMPLETES ACQUISITION OF
                             NATIONAL CAR RENTAL


               Fort Lauderdale, Florida (February 25, 1997) --
          Republic Industries, Inc. (NASDAQ:RWIN) today announced the closing of its acquisition of National Car Rental
          System, Inc.

               National, headquartered in Minneapolis, Minnesota, operates a fleet of approximately 100,000 vehicles in the United States. The company has approximately 800 locations in the United States and Canada and has marketing affiliations in Latin America, Europe, Japan and the Caribbean.

               In connection with the transaction which will be accounted for under the pooling of interests method of accounting, Republic will issue approximately 21.7 million shares of common stock.

               Republic is a diversified company operating in the automotive, sold waste and electronic security industries.